                                  EXHIBIT 11.1

                    CALCULATION OF NET LOSS PER COMMON SHARE

                                                1997              1996             1995              1994              1993
                                                ----              ----             ----              ----              ----
Net Loss ..............................     $(11,036,144)     $ (2,735,364)     $ (2,488,375)     $   (385,013)     $   (615,079)
Preferred B dividend ..................             --                --            (783,700)         (421,696)          (52,790)
Preferred B accretion .................             --             (43,464)          (43,464)          (30,367)          (14,353)
Preferred B redemption premium ........             --            (365,810)             --                --                --
Preferred C dividend ..................             --            (520,393)         (275,256)             --                --
Preferred C accretion .................             --             (11,380)           (4,944)             --                --
                                            ------------      ------------      ------------      ------------      ------------
Net loss attributable to common
   stock ..............................     $(11,036,144)     $ (3,676,411)     $ (3,595,739)     $   (837,076)     $   (682,222)
                                            ============      ============      ============      ============      ============
Avg. weighted shares ..................        7,193,837         3,042,466         2,987,908         2,373,258           993,411
                                            ============      ============      ============      ============      ============
Basic and diluted net loss per common
   share as reported ..................     $      (1.53)     $      (1.16)     $      (1.14)     $      (0.33)     $      (0.59)
Retroactive effect of change in
   accounting principle ...............             --               (0.05)            (0.06)            (0.02)            (0.10)
                                            ------------      ------------      ------------      ------------      ------------
Basic and diluted net loss per common
   share ..............................     $      (1.53)     $      (1.21)     $      (1.20)     $      (0.35)     $      (0.69)
                                            ============      ============      ============      ============      ============


            CALCULATION OF ACTUAL WEIGHTED AVERAGE SHARES OUTSTANDING

                                                                                              ANNUAL
                                                                              ACTUAL        WEIGHTED
                                                      ISSUE DATE              SHARES         AVERAGE
                                                      ----------              ------        --------
          Inception...............................        1/6/93             768,117          768,117
          Common Stock Sales......................       11/9/93           1,464,413          225,294
                                                                           ----------     -----------
              1993 Ending Balance.................      12/31/93           2,232,530          993,411
                                                                           =========      ===========

          1994 Beginning Balance..................                         2,232,530        2,232,530
          Common Stock Sales......................      10/24/94             755,378          140,728
                                                                           ---------      -----------
              1994 Ending Balance.................      12/31/94           2,987,908        2,373,258
                                                                           =========       ==========

          1995 Beginning Balance..................                         2,987,908        2,987,908
          Common Stock Sales......................                                 -                -
                                                                           ---------        ---------
              1995 Ending Balance.................      12/31/95           2,987,908        2,987,908
                                                                           =========        =========

          1996 Beginning Balance..................                         2,987,908        2,987,908
          Option Exercise.........................       5/15/96               3,124            1,960
          Conversion of Series C..................      12/26/96           1,376,379           18,803
          Conversion of Series C Warrants.........      12/26/96              73,766            1,008
          Shares issued in IPO....................      12/26/96           2,400,000           32,787
                                                                           ---------        ---------
              1996 Ending Balance.................      12/31/96           6,841,177        3,042,466
                                                                           =========        =========

          1996 Beginning Balance..................                         6,841,177        6,841,177
          Shares issued for over-allotment........       1/25/97             375,000          350,342
          Option Exercise.........................       6/27/97               2,000            1,030
          Option Exercise.........................      10/13/97               2,585              567
          Option Exercise.........................       11/6/97               4,700              721
                                                                          ----------       ----------
              1997 Ending Balance.................      12/31/97           7,225,462        7,193,837
                                                                          ==========       ==========